UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 1)

REGISTRATION UNDER THE SECURITIES ACT OF 1933

ON-AIR IMPACT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

8742
(Primary Standard Industrial Classification Code Number)

27-2692640
(I.R.S. Employer Identification Number)

130 Maple Avenue, Suite 6D, Red Bank, NJ 07701 (732)-530-7300
(Principal Executive Office and Telephone Number)

The Sourlis Law Firm
Philip Magri, Esq.
214 Broad Street
Red Bank, New Jersey 07701
www.SourlisLaw.com
Telephone: (732) 530-9007
Facsimile: (732) 530-9008
(Name, address, including zip code, and telephone number, including area code, of agent for service)
As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” "non-accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,000,000	(1)	$0.10	$200,000	$14.30	(2)(3)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Registrant on a delayed or continuous basis.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2010

The information in this prospectus is not complete and may be changed. On-Air Impact, Inc. may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is deemed effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

On Air Impact, Inc.
2,000,000 Shares of Common Stock
$0.10 per Share

On-Air Impact, Inc. (“Company”) is offering on a best-efforts basis 2,000,000 shares of its Common Stock at a purchase price of $0.10 per share. This is the initial offering of Common Stock of the Company and no public market currently exists for the securities being offered in this Prospectus. The Company is offering the shares on self-underwritten, “best-efforts” basis directly through officers and directors. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased and, therefore, the total proceeds received by the Company might not be enough to begin operations or a market may not develop. Edward and Dorothy Whitehouse, the Company’s officers and directors, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to the Company’s Escrow Agent, the Sourlis Law Firm, and the Escrow Agent  will hold all the subscription funds. The Company may close upon such funds periodically and despite the inability to place the entire offering. Subscriptions are irrevocable and will only be returned if rejected by the Company. If all 2,000,000 shares are sold in this offering, we will receive net proceeds of $193,000.  The Company will have the right to close on amounts from time to time, in its sole discretion.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

This investment involves a high degree of risk. You should purchase shares only if you can afford the complete loss of your investment. See the section titled “Risk Factors” herein.

 On-Air Impact, Inc. does not plan to use this offering prospectus before the effective date.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 10.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is _________, 2010.

PROSPECTUS

----------------

ON-AIR IMPACT, INC.
2,000,000 SHARES COMMON STOCK
$0.10 per Share
----------------

TABLE OF CONTENTS

SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our Common Stock.

General Information about the Company

On-Air Impact, Inc. (the “Company” or “On-Air Impact”) was incorporated in the State of Nevada on May 26, 2010. On-Air Impact is a development stage company whose goal is to be engaged by sports and entertainment companies for consulting and analytical services. To date, we do not have any clients or revenue.

Media, Advertisers, and Agency Need

For decades, advertisers, sponsors and media/sponsorship agencies have relied on Nielsen Media Research to provide a ratings system which measures television viewership. This rating system, in turn, is used by broadcasters and advertisers to negotiate the cost of a 30-second commercial spot. Henceforth, the negotiations are relatively simple, as both parties have agreed upon a universal system of measurement and pricing. With the increase in available alternate forms of brand messaging (more cable networks, growth of digital), there is more competition for advertising and sponsorship dollars. In response, media groups are offering in-program “added value” branding opportunities to entice investment dollars. The concept of “added value” is that the customer gains some additional marketing advantage without having to pay for it - or pay very little, compared with its value to the customer. A logo might be the up on the screen/TV as a sponsor of networks’ bottom-line (scores/updates) once during a telecast.

Unlike the widely adopted Nielsen ratings system for the 30-second unit, there is currently not an effective way to measure these newly created, on-air “added value” assets.

Our Business Model

Our business model includes the following:

First, to commission a consumer research project  to an outside research firm. a. The goal of the study will be to quantify the value of  a 30-second commercial spot.  We do not currently have any agreements with any third party research firm at this point in time.

Second, to develop custom software by  an outside programmer.  This software will focus on assigning values to advertisements’ duration, size, screen positioning, broadcast timing, occlusion (when a message/logo is obstructed or blocked) and clutter (the large volume of advertising messages that the average consumer is exposed to on a daily basis). Ultimately, when complete, we believe that the software will deliver the highest level of accuracy in the sports and entertainment sector. We do not currently have any agreements with any third party programmer at this point in time.

Third, to work  a website developer to complete the process from server hosting to creation of an end user web interface. This final process starts when the software data output is inputted into the program. From there, the data is filtered through a proprietary grading system which simultaneously scores each exposure while incorporating the results of the research market study. This will provide an output that will be expressed in the form of a “monetary range.” We do not currently have any agreements with any third party website developer at this point in time.
Our intended clients  can be broken-down into four categories: Team Sports and Events, Media Rights Holders, Sponsorship and Event Agencies, and Consumer Brands.

Organizational History; Capitalization

We were incorporated in State of Nevada on May 26, 2010. There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of which are designated as preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions without stockholder approval.

Summary Financial Information

The table below summarizes the audited financial statements of On-Air Impact, Inc. for the period May 26, 2010 (inception) to July 13, 2010:

Balance Sheet Summary:

At July 13, 2010
(Audited*)
Balance Sheet
Cash and Cash Equivalents	$5,000
Total Assets	$5,000
Total Liabilities	$3,750
Total Stockholders’ Equity	$1,250

* Taken from the Audited Financial Statements. The Company’s auditors did not audit the contents of this table.

Statement of Operations Summary:

At July 13, 2010
(Audited*)
Statement of Operations:
Revenue	$0
Net Loss	$(3,750)
Net Loss Per Share of Common Stock , basic and diluted	Nil

* Taken from the Audited Financial Statements. The auditors did not audit the contents of this table.

Important Information – No Required Minimum Amount of Shares that must be sold

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds the Company will receive from the offering. If the Company sells only a few Shares, potential investors may end up holding shares in a company that:

● hasn’t received enough proceeds from the offering to begin/sustain operations; and
● has no market for its shares.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this Prospectus.

AVAILABLE INFORMATION

Upon the effectiveness of the Company’s registration statement on Form S-1, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”), the Company will be subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will therefore be required to file annual and quarterly reports and other reports and statements with the SEC. Such reports and statements will be available free of charge on the SEC’s website, www.sec.gov.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701. Our telephone number is (732) 530-7300. The offices are provided by Edward and Dorothy Whitehouse, our officers and directors, free of charge.

OFFERING SUMMARY

The Issuer:	On-Air Impact, Inc., a Nevada corporation

Securities Being Offered:	2,000,000 shares of our Common Stock, par value $0.0001 per share.

Offering Price:	$0.10 per share

Minimum Number of Shares to Be Sold in This Offering:	None

Company Capitalization:
Common Stock: 100,000,000 shares authorized; 5,000,000 shares outstanding as of the date of this prospectus.

Preferred Stock: 10,000,000 shares authorized; no shares outstanding and no series of preferred stock designated.

Common Stock Outstanding Before and After the Offering:
5,000,000 Shares of our Common Stock are issued and outstanding as of the date of this prospectus. Upon the completion of this offering, 7,000,000 shares will be issued and outstanding assuming all of the shares offered are sold.

Use of Proceeds:
We intend to use the proceeds to further develop and continue our business operations and other general working capital and expenses incurred relating to this registration statement. See “Use of Proceeds” section for more information.

Escrow Account:
The proceeds from the sale of the shares in this offering will be payable to “Virginia K. Sourlis, Esq. Escrow Agent f/b/o On-Air Impact, Inc.”, our escrow agent, and will be deposited in a non-interest bearing bank account and closed upon from time to time, at the Company’s sole discretion, until the Offering is terminated. All subscription agreements and checks are irrevocable and should be delivered to The Sourlis Law Firm, Virginia K. Sourlis, Esq., 214 Broad Street, Red Bank, NJ 07701. Failure to do so will result in checks being returned to the investor, who submitted the check. On-Air Impact, Inc.’s escrow agent, the Sourlis Law Firm, acts as legal counsel for On Air Impact, Inc.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of Common Stock offered hereby.

Risks Related to Our Business

There is substantial doubt as to our ability to continue as a going concern

At July 13, 2010, we had $5,000 cash on-hand and our stockholder’s equity was $1,250, and there is substantial doubt as to our ability to continue as a going concern. In our auditors audit report, they have expressed their doubt as to our ability to continue as a going concern.  We do not currently have enough capital to implement our business plan or to fund our anticipated operations for the next 12 months.   The going concern opinion of the auditors might negatively impact our ability to raise capital to fund our operations or pursue our business strategy and your ability to sell your shares of the Company's common stock.  If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

Our lack of an operating history will make it difficult to evaluate an investment in our common stock.

To date, we do not have an operating history which may make it difficult for you to evaluate our business and prospects based on prior performance. We have no revenues, and our business model requires us to secure working capital for to implement our business strategy. If our model fails, then we will fail as a company.  Unless we raise sufficient funds in this offering, we won't be able to succeed in our business model.

We are not currently profitable and may not become profitable.

At July 13, 2010, we had $5,000 cash on-hand and our stockholder’s equity was $1,250, and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

We might not have enough proceeds to continue operations or develop a market.

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds the Company will receive from the offering. If the Company sells only a few Shares, potential investors may end up holding shares in a company that:

● hasn’t received enough proceeds from the offering to sustain operations; and
● has no market for its shares.

Edward Whitehouse and Dorothy Whitehouse, the only officers and directors of our Company, currently devote a total of approximately 20 hours per week to company matters which could result in their inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the Company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Edward and Dorothy Whitehouse. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

We do not yet have any substantial assets and are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, our officers and directors have verbally agreed to fund our operations, which could end at any time, and which will increase our liabilities which could have a negative effect on your common stock. ..

As of July 13, 2010, On-Air Impact, Inc. has $5,000 in assets and limited capital resources. In order to continue operating through 2010, we must raise approximately $100,000 in gross proceeds from this offering. To date, our operations have been funded by our Officers and Directors pursuant to a verbal, non binding agreement. Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse have agreed to personally fund the Company’s overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. As of the date of this registration statement, there are currently no monies owed to our Officers pursuant to this verbal agreement.

Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

In the event our Company does not have adequate proceeds from this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability of the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings the SEC.  Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements.

We are highly dependent on the services of Edward and Dorothy Whitehouse, our only officers and directors.

We have two part-time officers and directors, Edward and Dorothy Whitehouse. In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent. Also, Edward and Dorothy Whitehouse provide us office space free of charge. Our loss of their services would require us to obtain alternative office space for which we could expect to pay rent.

As our business grows, we will need to attract additional employees which we might not be able to do.

Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts.

We may not be able to compete successfully with current and future competitors.

On-Air Impact, Inc. has many potential competitors in the sports and entertainment consulting service industry. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

Our business analysis studies might not be accepted by sports and entertainment companies.

Our proposed business model involves using a proprietary system of brand and advertisement analysis and might not be accepted by sports and entertainment clients as being valid.  Our inability to attract and retain clients will cause our business to fail.

Our company is small and will remain small for the near future and established sports and entertainment companies may not engage us to limited size and limited resources. .

Our company currently only has two employees and we intend to remain leanly staffed until we are able to hire additional personnel.  Established sports and entertainment companies might opt to engage larger, well established consulting companies due their longer operating history and greater resources.

We will rely on intellectual property and proprietary rights.

We will regard substantial elements of our web sites and underlying technology as proprietary. Despite our precautionary measures, third parties may copy or otherwise obtain and use our proprietary information without authorization, or develop similar technology independently. Any legal action that we might bring or other steps we might take to protect this property could be unsuccessful, expensive and distract management from day-to-day operations.

Legal standards relating to the validity, enforceability and scope of protection of proprietary rights in Internet-related businesses are uncertain and evolving, and we can give no assurance regarding the future viability or value of any of these proprietary rights.

Systems failures could harm our business.

Temporary or permanent outages of our computers or software equipment could have an adverse effect on our business. Our systems are vulnerable to damage from break-ins, unauthorized access, vandalism, fire, earthquakes, power loss, telecommunications failures and similar events.

Experienced computer programmers seeking to intrude or cause harm, or hackers, may attempt to penetrate our network security from time to time.
If a hacker were to penetrate our network security, they could misappropriate proprietary information, cause interruptions in our services, dilute the value of our offerings to customers and damage customer relationships. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by hackers. We also may not have a timely remedy against a hacker who is able to penetrate our network security. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to system damage, operational disruption, loss of data, litigation and other risks of loss or harm.

We will depend on continued performance of and improvements to our computer network.

Any failure of our computer systems that causes interruption or slower response time of our web sites or services could result in a smaller number of users of our web sites. If sustained or repeated, these performance issues could reduce the attractiveness of our web sites to consumers and our subscription products and services. Increases in the volume of our web site traffic could also strain the capacity of our existing computer systems, which could lead to slower response times or system failures. We may not be able to project accurately the rate, timing or cost of any increases in our business, or to expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

Rapid technological advances could render our proprietary technologies obsolete.

The Internet and online commerce industries are characterized by rapid technological change, changing market conditions and customer demands, and the emergence of new industry standards and practices that could render our website and proprietary technology obsolete. Our future success will substantially depend on our ability to enhance our existing services, develop new services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of other proprietary technology entails significant technical and business risk. There can be no assurance that we will be successful in developing and using new technologies or adapt our proprietary technology and systems to meet emerging industry standards and customer requirements. If we are unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, or if our new products and electronic commerce services do not achieve market acceptance, our business, prospects, results of operations and financial condition would be materially adversely affected.

Internet commerce security threats could pose a risk to our online sales and overall financial performance.

A significant barrier to online commerce is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by us and our partners to protect consumer’s transaction data. If any such compromise of security were to occur, it could have a materially adverse effect on our business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally, especially as a means of conducting commercial transactions. To the extent that our activities, our partners or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will not prevent security breaches or that failure to prevent such security breaches will not have a materially adverse effect on our business, prospects, financial condition and results of operations.

There will be risks associated with our domain names.

We will hold various Web domain names relating to our brand. The acquisition and maintenance of domain names is generally regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, there can be no assurance that we will be able to acquire or maintain relevant domain names in all of the countries in which it conducts business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We, therefore, may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our proprietary rights. Any such inability could have a materially adverse effect on our business, prospects, financial condition and results of operations.

We may face possible liability for information displayed on our web sites.

We may be subjected to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our Web site and across our distribution network. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We could also be subjected to claims based upon the content that is accessible from our Web sites and distribution network through links to other Web sites.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our services, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with advances or that our services will not become obsolete. We cannot assure you that competitors will not develop related or similar services and offer them before we do, or do so more successfully, or that they will not develop services and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Risks Relating to Ownership of Our Common Stock

There is no active market for our Common Stock. One may never develop or if developed, be sustained and you could lose your investment in our Common Stock.

Currently, there is no active trading market for our Common Stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our Common Stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our Common Stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our Common Stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our Common Stock on the OTC Bulletin Board may be jeopardized.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling the shares and receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plans and you would receive a return of your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our Common Stock and no public market exists for the shares being offered in this prospectus. We plan to solicit a market maker immediately following the effectiveness of this Registration Statement to apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between On-Air Impact, Inc. and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our Common Stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our Common Stock quoted on a public trading market, your Common Stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

Our Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act and the rules of the Nasdaq Global Market.

Our Common Stock will be subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

☐	that a broker or dealer approve a person's account for transactions in penny stocks; and

☐	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

☐	obtain financial information and investment experience objectives of the person; and

☐
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

☐	sets forth the basis on which the broker or dealer made the suitability determination; and

☐	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our shares of Common Stock in the future may be volatile.

If a market develops for our Common Stock, of which no assurances can be given, the market price of our Common Stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our Common Stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The principal shareholders of On-Air Impact, Inc. are Edward and Dorothy Whitehouse, who also serve as the Company’s officers and directors. Together, they own 5,000,000 restricted shares of the Company’s Common Stock. Upon the sale of the Common Stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company’s Common Stock in the future could result in further dilution. Please refer to the section entitled “Dilution” herein.

We have never paid and we might never pay dividends.

To date, we have not paid any cash dividends on our common stock. Even if we become profitable in the future, it is likely that we will retain much or all of our future earnings to finance future growth and expansion.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, e and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

DESCRIPTION OF BUSINESS

Organizational History

We were incorporated in State of Nevada on May 26, 2010 and are a development stage company The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions. There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding and no preferred shares designated or issued.

Business Overview

On-Air Impact is a development stage consulting and analytics company whose goal is to serve the sports and entertainment industry. On-Air Impact’s goal is to provide clients with measurement, valuation and analysis of on-air branded elements by merging technology, research and industry experience. As of the date of this Prospectus, we do not have any clients or revenues.

Goals

Our goals are as follows:

First, to commission a consumer research project by a research firm. The goal of the study will be to quantify the value of 30-second commercial spot.

Second, to develop custom software by an outside programmer. This software will focus on assigning values to advertisements’ duration, size, screen positioning, broadcast timing, occlusion (when a message/logo is obstructed or blocked) and clutter (the large volume of advertising messages that the average consumer is exposed to on a daily basis). Ultimately, when complete, we believe that the software will deliver the highest level of accuracy in the sports and entertainment sector.

Third, to work with a website developer to complete an end user web interface. This final process starts when the software data output is inputted into the program. From there, the data is filtered through a proprietary grading system which simultaneously scores each exposure while incorporating the results of the market study. This will provide an output that will be expressed in the form of a “monetary range.” Our intended clients can be broken-down into four categories: Team Sports and Events, Media Rights Holders, Sponsorship and Event Agencies, and Consumer Brands.

Our mission is to provide our clients with not only irrefutable brand analysis data but also a deep understanding of sponsorship impact and effectiveness, along with in-depth insights which in turn help clients maximize their marketing investments.

We are an information provider to the sponsorship industry, focusing on one single objective: to deliver invaluable insights into best practice marketing solutions in the sponsorship and branded content space.

There is an increased need for accountability in all types of marketing. Television advertising uses ratings amongst other things to make decisions on the allocation of marketing spending. However, the value of other marketing levers, like branded content and sponsorships, has long been a contentious issue argued by sponsors, rights holders, broadcasters, advertisers and media buyers.
Our goal is to provide a new level of evidence based accountability for branded content and sponsorship by offering a means of quantifying brand exposure in broadcast. In addition to this, our goal will be to support brand exposure quantification with both customized and bespoke effectiveness research and a commitment to providing our clients with industry-leading insights and recommendations to maximize their marketing investment.

Our main objectives are reinvent the analytics of on-air media measurement; and provide superior, client centric consultation and actionable data.

Media, Advertisers, and Agency Need

For decades, advertisers, sponsors and media / sponsorship agencies have relied on Nielsen Media Research to provide a ratings system which measures television viewership. This rating system, in turn, is used by broadcasters and advertisers to negotiate the cost of a 30-second commercial spot. Henceforth, the negotiations are relatively simple, as both parties have agreed upon a universal system of measurement and pricing.  With the increase in available alternate forms of brand messaging (more cable networks, growth of digital), there is more competition for advertising and sponsorship dollars. In response, Media Groups are offering in-program “added value” branding opportunities to entice investment dollars. - The concept of “added value” is that the customer gains some additional marketing advantage without having to pay for it - or pay very little, compared with its value to the customer. FedEx logo might be the up on the screen/TV as a sponsor of ESPN's bottom-line (scores/updates) once during a telecast.  Unlike the widely adopted Nielsen ratings system for the 30-second unit, there is currently not an effective way to measure these newly created, on-air “added value” assets.

OPERATING STRATEGIES

Formation of the Core Offering

Consumer Research Project

Upon the obtainment of sufficient funds from this offering, we will commission a consumer research project with an outside research firm.  With a representative sample of 900 sports respondents, the goal of the study will be to equate consumer perceptions of on-air sponsor detections (In-Stadium and On-Air signage, Animated Billboards, etc) with the common currency in the television marketplace, the 30-second commercial unit. In addition, this will dispel a long standing myth that all detections should be viewed of equal value.. Once completed, this data will be used to rank, in sequential order, the value of most on-air exposures. For example, if commercial units were selling for $100,000 per 30 seconds, and signage is valued (via the research) at 25% the value of a 30-second spot, then the signage is valued at $25,000 per 30 seconds.

Proprietary Software Program

After the research program is completed we intend to engage a software developer to develop the custom Image Recognition Software. The custom software will be used to isolate, identify and analyze each branded sponsor detection occurring on-screen. Once the image is identified, the software will assign characteristic values based on the following variables: duration, size, screen positioning, broadcast timing, occlusion, and clutter. The software is expected to deliver the highest level of accuracy in the sports analytics marketplace.

Merging the market study with the software program

Once the software program isolates and reports on the various sponsor detections, the data will be transferred to On-Air Impact’s-owned server. From there, the data will pass through a a “scoring system” filter (developed by the On-Air Impact Principals), which scores each detection based on characteristics derived from the software.

After passing through the scoring system, a final calculation, which accounts for the market research information, will provide the final output for On-Air Impact clients.

Unlike our competitors, the On-Air Impact value will be expressed in the form of a monetary range (e.g. $61,500 – 72,650). This range is the result of the standard deviations related to any market research study and accuracy levels of the software.

Consultative Services

Another critical point of differentiation from competitors, and subsequent fourth portion of the Company’s core offering, is consulting services based upon the Principals’ industry knowledge and expertise.

COMPETITIVE OVERVIEW

Competition Analysis

Overview

While several companies are engaged to some degree in the valuation measurement space, two companies, Image Impact and Repucom, have gained both marketplace momentum and “unofficial” market leadership status. On-Air Impact will compete directly for market share against these leaders.

Patents and Trademarks

At the present, we do not have any patents or trademarks. As our business grows, we intend to apply for patents and trademarks to protect our proprietary software and other intellectual property,

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date. The Company plans to spend funds on Services Development as detailed in sections titled “Use of Proceeds,” “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation.”

Environmental Laws

Our operations are not subject to any environmental laws.

Employees and Employment Agreements

We currently have two employees, Dorothy Whitehouse, our Chief Executive Officer, President and director, and Edward Whitehouse, our Secretary, Treasurer and director. Dorothy and Edward are spouses and are responsible for the primary operation of our business. There are no formal employment agreements between the Company and Edward and Dorothy Whitehouse.

In the event our Company does not have adequate proceeds from this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability of the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Stock Transfer Agent

We currently do not have a stock transfer agent. However, we will identify an agent to retain that will facilitate the processing of the certificates upon closing of the offering. .

DESCRIPTION OF PROPERTY

Our executive office is currently located 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701. This space is provided to us free of charge by Edward and Dorothy Whitehouse, our officers and directors.

We anticipate that we will require additional office space to facilitate the implementation of our business plan once sufficient revenues are attained which would allow such an action. We have recently undertaken a comprehensive review of additional office space available in the Red Bank, New Jersey area and found that many suitable commercial office spaces are perpetually available, and that prices range from approximately $25.00 - $30.00 per square foot. Management of the Company believes that office space of approximately one thousand square feet will be sufficient for current operations, but anticipates that continued growth or expansion could require larger space.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims.

USE OF PROCEEDS

On-Air Impact, Inc. intends to use the proceeds from this offering as follows in the event 10%, 50% and 100% of the Shares are sold (minus offering expenses of $7,000, including SEC registration fees and legal, accounting, and printer and transfer agent fees):

Application of Proceeds Assuming 10% of total Offering is attained:

Offering Proceeds	$13,000

Marketing & Sales Initiatives	$5,000

Operating Expenses (1)	$5,000

Salaries (2)	$0.00

Production of revenue producing media and content	$1,000

General Working Capital	$2,000

Total Estimated Use of Proceeds	$13,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

Application of Proceeds Assuming 50% of total Offering is attained:

Offering Proceeds	$93,000

Marketing & Sales Initiatives	$35,000

Operating Expenses (1)	$35,000

Salaries (2)	$0.00

Production of revenue producing media and content	$7,000

General Working Capital	$16,000

Total Estimated Use of Proceeds	$93,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

Application of Proceeds Assuming 100% of total Offering is attained:

Offering Proceeds	$193,000

Marketing & Sales Initiatives	$75,000

Operating Expenses (1)	$75,000

Salaries (2)	$0.00

Production of revenue producing media and content	$29,000

General Working Capital	$14,000

Total Estimated Use of Proceeds	$193,000

(1)	Includes legal fees, accounting fees, and general overhead.
(2)	No salaries will be paid until the company is profitable.

The above tables represent our intended uses of proceeds based on our ability to raise certain amounts of the contemplated offering. To the extent that we cannot raise the entire amount contemplated by this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability to the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our Common Stock was arbitrarily determined by our management team. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to request a broker-dealer apply to have our Common Stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement on Form S-1, of which this prospectus is a part. If our Common Stock becomes quoted on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale. The offering price would thus be determined by market factors outside of our control.

DILUTION

Upon purchasing share in this offering, you will experience immediate and substantial dilution.

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of Common Stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of On-Air Impact’s issued and outstanding stock. This is due in part because of the Common Stock issued to the On-Air Impact officers, directors, and employees totaling 5,000,000 shares at par value $0.0001 per share versus the current offering price of $0.10 per share. On-Air Impact’s net book value on July 13, 2010 was $1,250 or $0.0003 per share. Assuming all 2,000,000 shares offered are sold, and in effect On-Air Impact receives the maximum estimated proceeds of this offering from shareholders, On-Air Impact’s net book value will be approximately $201,250 or $0.0288 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately 70% while the On-Air Impact present stockholder will receive an increase of $0.0713 per share in the net tangible book value of the shares that she holds. This will result in a 71% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the Common Stock in this offering and the individual who received shares in On-Air Impact, Inc. previously based on assumptions that the Company sells 10%, 50%, and 100% of the Offering Shares:

	If 10% of	If 50% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold
Book value per share before offering	$0.0003	$0.0003	$0.0003

Book value per share after offering	$0.0030	$0.0145	$0.0288

Net increase to original shareholders	$0.0028	$0.0142	$0.0285

Decrease in investment to new shareholders	$0.0970	$0.0855	$0.0713

Dilution to new shareholders	97%	86%	71%

Table is gross figures, does not account for expenses

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten “best-efforts” offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to her for any Shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Edward Whitehouse and Dorothy Whitehouse, our officers and directors, will sell the shares and intends to offer them to friends, family members and personal and professional acquaintances. In offering the securities on our behalf, Edward Whitehouse and Dorothy Whitehouse will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. In their endeavors to sell this offering, neither Edward Whitehouse nor Dorothy Whitehouse intends to use any mass-advertising methods such as the Internet or print media.

Edward Whitehouse and Dorothy Whitehouse will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.
Edward Whitehouse and Dorothy Whitehouse are officers and directors and are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation; and

b.
Edward Whitehouse and Dorothy Whitehouse are officers and directors and will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Edward Whitehouse and Dorothy Whitehouse are officers and directors and are not, nor will they be at the time of their participation in the offering, associated persons of a broker-dealer; and

d.
Edward Whitehouse and Dorothy Whitehouse are officers and directors and meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are brokers or dealers, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Company is offering on a best-efforts basis 2,000,000 shares of its Common Stock at a price of $0.10 per share. This is the initial offering of Common Stock of On-Air and no public market exists for the securities being offered. The Company is offering the shares on a “self-underwritten,” directly through officers and directors. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort basis. No commission or other compensation related to the sale of the shares will be paid to our officer and director. The intended methods of communication include, without limitations, telephone, and personal contact.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that any of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if On-Air were to enter into such arrangements, On-Air will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, On-Air has not identified the specific states where the offering will be sold. On-Air will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to The Sourlis Law Firm, Escrow Agent f/b/o On-Air Impact, Inc. (“Trust Account”) and will be deposited in a non-interest bearing Attorney Trust bank account. All subscription agreements and checks are irrevocable and should be delivered to The Sourlis Law Firm, Virginia K. Sourlis, Esq., 214 Broad St., Red Bank, NJ 07701. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to On-Air until such a time as the entire offering is sold or the Offering is terminated. No fees will be paid to The Sourlis Law Firm for acting as escrow agent.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Company has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase Common Stock in this offering by completing a Subscription Agreement and sending it together with payment in full to The Sourlis Law Firm, Escrow Agent f/b/o On-Air Impact, Inc., 214 Broad St., Red Bank, NJ 07701. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. On-Air reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once On-Air accepts a subscription, the subscriber cannot withdraw it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director of the Company. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2011 or until their successors are elected and qualified.

Person and Position:	Age:	Held Position Since:
Dorothy Whitehouse Chief Executive Officer, President and Director (Principal Executive Officer and Principal Financial Officer)	38	May 26, 2010
Edward Whitehouse Secretary, Treasurer and Director	40	May 26, 2010

Management and Director Biographies

Each of the foregoing person(s) may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Dorothy Whitehouse – Chief Executive Officer, President and Director.

From 2000 to 2006, Dorothy served as Vice President of Sports and On-Air Management at ESPN ABC Sports. While at ESPN ABC Sports, Dorothy was charged with overseeing all aspects of the Company’s partnership with the leagues they had associations with and generating major sponsorship related revenues across the various media divisions. From 2006 Dorothy served as a Sales Associate for Sourlis International Realty handling various commercial and residential real estate transactions such as the listing and leasing of properties and property management.

Dorothy is a graduate of the University of Michigan (1993), Emerson College (1994) and Rutgers University School of Law (1998).

Edward Whitehouse – Secretary, Treasurer and Director.

From 2005 to the present, Edward has been working for Sourlis International Realty as a Sales Associate handling various commercial and residential real estate transactions such as the listing and leasing of properties and property management. Prior to this, (2002-2005) Edward worked at HSBC Bank in London, serving as the Head of the Investment Advisory Group. Edward is a graduate of Kean University (1993).

DIRECTOR AND OFFICER COMPENSATION

The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer, President and all other executive officers for services rendered since May 26, 2010 (Inception):

Name and Position	Year	Annual Compensation

Dorothy Whitehouse Chief Executive Officer, President and Director (Principal Executive Officer and Principal Financial/Accounting Officer)	2010	None

Edward Whitehouse Secretary, Treasurer and Director	2010	None

Officer Compensation

We have not paid any salary, bonus or other compensation to our officers and directors since our inception. We presently have no compensation arrangements with our officers and directors. We do not anticipate paying our officers in the next 12 months.

Director Compensation

We do not currently pay any cash fees to our directors, but we pay directors’ expenses in attending board meetings.

Stock Option Grants

The Company has never issued any stock options to officers, employees or otherwise.

Employment Agreements

We currently have no employment agreements with any personnel, executive officers or directors.

Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We conduct our business through agreements with consultants and arms-length third parties. As of the date of this registration statement, we have not contracted with any party.

Committees of the Board of Directors

Our audit committee presently consists of our two officers and directors. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a Code of Ethics and Code of Business Conduct that applies to our officers and directors, and critical employees. The Code of Ethics and Code of Business Conduct are attached to this registration statement as Exhibits 14.1 and 14.2, respectively.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this Prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our Common Stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our Common Stock listed as owned by such person.

As of the date of this Prospectus, we have 5,000,000 shares of Common Stock issued and outstanding and 0 shares of Preferred Stock issued and outstanding.

Name and Position	Shares of Common Stock(1)		Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)
Dorothy Whitehouse Chief Executive Officer, President and Director (Principal Executive Officer and Principal Financial/Accounting Officer)	5,000,000	(2)	100%	0	0
Edward Whitehouse Secretary, Treasurer and Director	5,000,000	(3)	100%	0	0

Directors and Officers as a group (2 persons)	5,000,000		100%	0	0

(1)	Based on 5,000,000 shares of common stock issued and outstanding.
(2)	Jointly held with Edward Whitehouse, Dorothy’s husband.
(3)	Jointly held with Dorothy Whitehouse, Edward’s wife.

DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock, par value $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 5,000,000 shares of our Common Stock are issued and outstanding in uncertificated form, and there are approximately 1 holder of record of our Common Stock.

Common Stock

Pursuant to our bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

There is no active market for our Common Stock.

Currently, there is no active trading market for our Common Stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our Common Stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our Common Stock will most likely be very volatile and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our Common Stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our Common Stock on the OTC Bulletin Board may be jeopardized.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

As of the date of this Registration, we have no shares of Preferred Stock issued and outstanding, nor have we designated any classes of Preferred Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Philip Magri, Esq. of The Sourlis Law Firm has assisted us in the preparation of this prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the Common Stock. Mr. Philip Magri, Esq., on behalf of The Sourlis Law Firm has consented to being named as an expert in the Company’s registration statement, of which this prospectus forms a part. This consent has been filed as an exhibit to the registration statement.

Conner & Associates, P.C., our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Conner & Associates has presented its report with respect to our audited financial statements. The report of Conner & Associates is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “On-Air Impact” in this prospectus collectively refers to the Company, On-Air Impact, Inc.

Organizational History

General

On-Air Impact, Inc. (the “Company” or “On-Air Impact”) was incorporated in the State of Nevada on May 26, 2010. On-Air Impact is a consulting and analytics company serving the sports and entertainment industry. On-Air Impact provides clients with measurement, valuation and analysis of on-air branded elements by merging technology, research and industry experience. Our mantra is “Helping clients make smarter decisions.”

There are currently an aggregate of 5,000,000 shares of the Company’s Common Stock issued and outstanding.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions without stockholder approval.

Plan of Operations

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $3,750 for the period from May 26, 2010 (inception) to July 13, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through July 13, 2010. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$5,000
Total assets	$5,000
Total liabilities	$3,750
Shareholder’s equity	$1,250

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management. The working capital requirements and the projected milestones are approximations and subject to adjustments. Our 12-month budget is based on minimum operations, which will be completely funded by the $200,000 raised through this offering. If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate sales to begin approximately twelve (12) months following closing of the offering. The costs associated with operating as a public company are included in our budget.  Management believes that the costs of operating as a public company (as opposed to a private company) could have a material negative impact on the company’s results of operations and liquidity and could place a significant drain on capital resources.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum. To the extent that we cannot raise the entire amount contemplated by this offering, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse have committed to personally fund our venture for an indefinite period of time to facilitate our ability to attain the following operational milestones.

The funding of the Company by our Officers and Directors will create a further liability to the Company to be reflected on the Company’s financial statements. Our Officers’ and Directors’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion. We plan to complete our milestones as follows:

First, we will commission a research project and engage a third party research firm. The goal of the study is to equate consumer perceptions of on-air sponsor detections with the common currency in the television marketplace, the 30-second commercial spot. Second, while the study is being completed, custom software will be developed by an outside programmer This software will assign characteristic values to each individual exposure detected based on duration, size, screen positioning, broadcast timing, occlusion (when a message/logo is obstructed or blocked) and clutter (the large volume of advertising messages that the average consumer is exposed to on a daily basis). Ultimately, when complete, we believe that the software will deliver the highest level of accuracy in the sports and entertainment sector.

Third, On-Air Impact will work with an outside website developer. to complete the process from server hosting to creation of an end user web interface. This final process starts when the software data output is inputted into the server. From there, the data is filtered through a proprietary grading system which simultaneously scores each exposure while incorporating the results of the market study. This will provide an output that will be expressed in the form of a “monetary range”, which accounts for standard deviations in the market study as well as accepted accuracy levels of the software. This is in direct contrast to our competitors, who prefer to provide “exact dollar values,” which suggest no possible standard deviations in their software models. Again, this provides On-Air Impact with the advantage of providing output in the form of actionable, industry neutral, dollar valuations. Finally, when combined with relevant, industry leading consultation, the finished output will provide a product that will transform the valuation and measurement space in both the sports and entertainment industries.

The estimated costs to be borne for the consumer research study to be conducted is approximately $5,000 and the development of the software program is approximately $25,000.   The offering proceeds will not be applied to any such costs.

Liquidity and Capital Resources

At July 13, 2010, we had $5,000 in cash on hand and total liabilities of $3,750 and there is substantial doubt as to our ability to continue as a going concern. To date, our operations have been funded by our Officers and Directors pursuant to a verbal, non binding agreement. Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse have agreed to personally fund the Company’s overhead expenses, including legal, accounting, and operational expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements. As of the date of this registration statement, there are currently no monies owed to our Officers pursuant to this verbal agreement.

We believe that we will start to generate revenue in the next 12 months and that we will need at least $100,000 to sustain our operations during such period. If we do not raise enough proceeds in this offering, we might not be able to generate revenue or continue operations and our shareholders will ultimately end up holding stock in a company that has no revenue, no market for its common stock, and could potentially be forced to shut down operations.

Off –Balance Sheet Operations

The Company does not have any off-balance sheet operations.

CRITICAL ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period May 26, 2010 (date of inception) to July 13, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of July 13, 2010, the Company maintained one bank account with a financial institution located in New Jersey with a balance of $5,000.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed by dividing net income (loss)  by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period May 26, 2010 (inception) to July 13, 2010, the Company did not realize any revenue.

Income Taxes

Income taxes are provided for using the liability method of accounting.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”).  SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities.  The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure.  Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 –Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

As of July 13, 2010, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

As of July 13, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Recent Accounting Pronouncements

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

We are currently operating out of the residence of Edward and Dorothy Whitehouse, as agreed upon by on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

Other than the foregoing, we do not currently have any conflicts of interest. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On May 26, 2010 the Company issued an aggregate of 5,000,000 shares of Common Stock, par value $0.0001, to Edward Dorothy Whitehouse for an aggregate of $5,000 as founder stock.

To the extent that we cannot raise the entire amount contemplated by this offering, our Officers and Directors, Mrs. Dorothy Whitehouse and Mr. Edward Whitehouse, have verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by our Officers will create a further liability to the Company to be reflected on the Company’s financial statements. Our Officers’ commitment to personally fund the Company is not contractual and could cease at any moment in their sole and absolute discretion.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. Our only directors, Edward and Dorothy Whitehouse, are also officers and therefore are not “independent” under this rule.

The OTCBB on which we intend to have our shares of Common Stock quoted does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on those widely-accepted criteria, we have determined that our Director(s) are not independent at this time.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our Common Stock. We intend to request a registered broker-dealer to apply to have our Common Stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our Common Stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we have 1 holder of record of our Common Stock.

 Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
On-Air Impact, Inc.
Red Bank, New Jersey

We have audited the accompanying balance sheet of On-Air Impact, Inc. (a Development Stage Enterprise) (the “Company”) as of July 13, 2010, and the related statements of operations, stockholder’s equity and cash flows for the period from May 26, 2010 (inception) to July 13, 2010. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 13, 2010, and the results of its operations and its cash flows for the period from May 26, 2010 (inception) to July 13, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 & 7 to the financial statements, the Company is in the development stage and has not commenced operations.  Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and ultimately achieve profitable operations from the development of its planned business. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Conner & Associates, PC

CONNER & ASSOCIATES, PC

Newtown, Pennsylvania

29 July 2010

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
JULY 13, 2010

ASSETS

Current assets

Cash	$5,000

Total assets	$5,000

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities

Accounts payable	$3,750

Total liabilities	3,750

Commitment and contingencies	-

Stockholder's equity
Preferred stock, $.0001 par value, authorized 10,000,000 shares, none issued
Common stock, $.0001 par value, authorized 100,000,000 shares; 5,000,000 issued and outstanding	500

Additional paid-in capital	4,500

Deficit accumulated during the development stage	(3,750)

Total stockholder's equity	1,250

Total liabilities and stockholder's equity	$5,000

The accompanying notes should be read in conjunction with the financial statements

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS
For the period from May 26, 2010 (inception) to July 13, 2010

Net sales	$-

Cost of sales	-

Gross profit	-

Legal and professional fees	3,750
Total expenses	3,750

Income (loss) from operations	(3,750)

Provision for income taxes	-

Net (loss)	$(3,750)

Weighted average number of common shares outstanding
(basic and fully diluted)	5,000,000

Basic and diluted (loss) per common share	Nil

Nil = <$.01

The accompanying notes should be read in conjunction with the financial statements

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
For the period May 26, 2010 (Inception) to July 13, 2010

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

Balance May 26, 2010 (Inception)	-	$-	$-	$-	$-

Issuance of common shares	5,000,000	500	4,500	-	5,000

Net (loss)	-	-	-	(3,750)	(3,750)

Balance, July 13, 2010	5,000,000	$500	$4,500	$(3,750)	$1,250

The accompanying notes should be read in conjunction with the financial statement

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS
For the period from May 26, 2010 (inception) to July 13, 2010

Cash flows from operating activities
Net (loss)	$(3,750)

Adjustments to reconcile net (loss) to net
cash used in operating activities:
Increase (decrease) in accounts payable	3,750
Net cash provided by (used in) operating activities	-

Cash flow from investing activities	-

Cash flows from financing activities
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	5,000

Net increase in cash and cash equivalents	5,000

Cash - beginning of period	-

Cash - end of period	$5,000

Supplemental disclosure of cash flow information:
Taxes paid	-
Interest paid	$-

The accompanying notes should be read in conjunction with the financial statements

ON-AIR IMPACT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
July 13, 2010

NOTE 1 - Organization

On-Air Impact, Inc. (“the Company”) was incorporated in State of Nevada on May 26, 2010.

As of July 13, 2010, the Company is a development stage consulting and analytics company serving the sports and entertainment industry. The Company provides clients with measurement, valuation and analysis of on-air branded elements by merging technology, research and industry experience

The Company’s management has chosen May 31st for its fiscal year end.

 NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period May 26, 2010 (date of inception) to July 13, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. For the period May 26, 2010 (inception) through July 13, 2010, the Company maintained one bank account with a financial institution located in New Jersey with a balance of $5,000.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period May 26, 2010 (inception) to July 13, 2010, the Company did not realize any revenue.

Income Taxes

Income taxes are provided for using the liability method of accounting.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162,” (“SFAS 168”).  SFAS 168 establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative generally accepted accounting principles (“GAAP”) for nongovernmental entities.  The Codification does not change GAAP. Instead, it takes the thousands of individual pronouncements that currently comprise GAAP and reorganizes them into approximately ninety accounting topics, and displays all topics using a consistent structure.  Contents in each topic are further organized first by subtopic, then section and finally paragraph. The paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the topic, subtopic, section and paragraph structure. FASB suggests that all citations begin with “FASB ASC,” where ASC stands for Accounting Standards Codification. Changes to the ASC subsequent to June 30, 2009 are referred to as Accounting Standards Updates (“ASU”).

In conjunction with the issuance of SFAS 168, the FASB also issued its first Accounting Standards Update No. 2009-1, “Topic 105 –Generally Accepted Accounting Principles” (“ASU 2009-1”) which includes SFAS 168 in its entirety as a transition to the ASC.

ASU 2009-1 is effective for interim and annual periods ending after September 15, 2009 and will not have an impact on the Company’s financial position or results of operations but will change the referencing system for accounting standards.

As of July 13, 2010, all citations to the various SFAS’ have been eliminated and will be replaced with FASB ASC as suggested by the FASB in future interim and annual financial statements.

As of July 13, 2010, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

NOTE 3.  – Related Party Transactions

Office Rent

The Company’s principal executive offices are located at 130 Maple Avenue, Suite 6D, Red Bank, NJ 07701. The Company’s telephone number is (732) 530-7300. The offices are provided by the Company’s officers and directors, free of charge.

For the period May 26, 2010 (date of inception) to July 13, 2010, the rent expense was zero.

 NOTE 4 − Preferred Stock

As of July 13, 2010, the Company is authorized to issue 10,000,000 shares of Preferred Stock, par value of $0.0001 per share of which no preferred stock was issued and outstanding.

NOTE 5 − Common Stock

As of July 13, 2010, the Company is authorized to issue 100,000,000 shares of Common Stock, par value of $0.0001 per share  of which 5,000,000 shares of common stock were issued and outstanding to the Company’s sole shareholder for total consideration of $5,000.

As of July 13, 2010, the Company has 5,000,000 shares of common stock issued and outstanding.

NOTE 6 − Income Taxes

The Company utilizes the asset and liability method for financial accounting and reporting accounting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted rates and laws to taxable years in which such differences are expected to be recovered or settled. Any changes in tax rates or laws are recognized in the period when such changes are enacted.

As of July 13, 2010, the Company has $1,463 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believer future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period May 26, 2010 (inception) to July 13, 2010. As of July 13, 2010, the Company has federal net operating loss carry forwards of approximately $3,750 available to offset future taxable income through 2030 subjject to the change in control provisions under the Internal Revenue Code.  The difference between the tax provision at the statutory federal income tax rate and the tax provision attributable to loss before income taxes is as follows:

For the period
May 26, 2010
(inception) through
July 13, 2010

Statutory federal income taxes	34.0%
State taxes, net of federal benefits	5.0%
Valuation allowance	-39.0%
Income tax rate	-

NOTE 7 − Going Concern

As of July 13, 2010, the accompanying financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period from May 26, 2010 (inception) to July 13, 2010, the Company incurred losses of $3,750 consisting of professional and SEC audit fees for the Company to initiate its SEC reporting requirements.

The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and upon future operations from the development of its planned business as well as to raise additional capital from the sale of Common Stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 8 – Subsequent Events

As of July 29, 2010, the date the audited financial statements were available to be issued, there are no subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended July 13, 2010.

[OUTSIDE BACK COVER OF PROSPECTUS]

ON-AIR IMPACT, INC.
2,000,000 SHARES COMMON STOCK

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.        Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$15
Transfer Agent Fees	$3,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$0
Printers	$5,000
Miscellaneous	$0
Total	$13,015

We are paying all expenses of the offering listed above. Proceeds from the sale of this offering may go towards the satisfaction of some of these fees.

Item 14.        Indemnification of Directors and Officers

We are incorporated in the State of Nevada. Nevada Corporate Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Nevada law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 15.        Recent Sales of Unregistered Securities

On May 26, 2010, the Registrant issued an aggregate of 5,000,000   shares of Common Stock to Dorothy and Edward Whitehouse, the officers and directors of the Registrant, for aggregate cash consideration of $5,000. The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.  The purchasers represented in writing that they acquired the securities for their own account. A legend was placed on the stock certificate stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

Item 16.        Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of On-Air Impact, Inc.

3.1.1	Supplement to the Articles of Incorporation of On-Air Impact, Inc.

3.2	Bylaws

5.1	Legal Opinion of The Sourlis Law Firm

14.1	On-Air Impact, Inc. Code of Ethics

14.1	On-Air Impact, Inc. Code of Business Conduct

23.1	Consent of Conner & Associates, P.C., Certified Public Accountants

23.2	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

Item 17.        Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Red Bank, State of New Jersey, on September 21, 2010.

ON-AIR IMPACT, INC.

By:	/s/ DOROTHY WHITEHOUSE
Dorothy Whitehouse Chief Executive Officer and Chairman (Principal Executive Officer, Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOROTHY WHITEHOUSE		September 21, 2010
Dorothy Whitehouse	Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ EDWARD WHITEHOUSE		September 21, 2010
Edward Whitehouse	Secretary, Treasurer and Director